UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           ---------------------------


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                         April 24, 2007 (April 24, 2007)
                Date of Report (Date of earliest event reported)


                               EPIQ SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)


          Missouri                     0-22081                  48-1056429
(State or other jurisdiction   (Commission File Number)       (IRS Employer
     of incorporation)                                    Identification Number)


                                501 Kansas Avenue
                            Kansas City, Kansas 66105
                    (Address of principal executive offices)

                                 (913) 621-9500
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        [ ] Written communications pursuant to Rule 425 under the Securities Act
            (17 CFR 230.425).

        [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
            (17 CFR 240.14a-12).

        [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

        [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

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Item 2.02.  Results of Operations and Financial Condition.

         On April 24, 2007, Epiq Systems, Inc. issued a press release announcing its financial results for the quarter ended March 31, 2007. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

         The attached press release includes four non-GAAP financial measures that management uses and that the company believes may be useful to investors:

          o Non-GAAP net income, calculated as net income plus or minus, as applicable, deferred revenue accounted for under Statement of Position 97-2, Software Revenue Recognition (SOP 97-2), plus amortization of acquisition-related intangibles, share-based compensation expense, acquisition-related expense, the effect of tax adjustments which are outside of our anticipated effective tax rate, loan fee amortization and non-cash embedded option charges, all net of tax;

          o Non-GAAP earnings per share, calculated as non-GAAP income on a fully diluted per share basis;

          o Non-GAAP adjusted EBITDA, calculated as net income plus or minus, as applicable, deferred revenue accounted for under SOP 97-2, and before acquisition-related expenses, depreciation and amortization expenses, share-based compensation expense, net expenses related to financing (primarily interest expense), and income taxes; and

          o Non-GAAP operating revenue, calculated as operating revenue plus or minus, as applicable, deferred revenue accounted for under SOP 97-2.

Reconciliations of each of these non-GAAP measures are included in schedules to the press release filed with this report.

         These non-GAAP financial measures are intended to supplement the accounting principles generally accepted in the United States of America (GAAP) financial information included in the press release by providing management and investors with additional insight regarding results of operations. Management uses non-GAAP net income (i) in its strategic planning for the company and (ii) in evaluating the results of operations of the company. The company's compensation committee has used non-GAAP net income in evaluating the performance of management and in determining executive bonuses. Management believes the non-GAAP net income measure provides management with additional perspective when evaluating the results of operations and may be similarly useful to investors when evaluating financial results of the company for comparable periods for the following reasons:

          o Certain of the adjusted items can fluctuate significantly from period-to-period due in part to the timing of completion of major acquisitions, the timing of major refinancings (whether or not related to those acquisitions) and similar events. Management believes the adjustments to net income to account for these types of significant corporate arrangements may be useful to investors in comparing the results of operations of the company without the effect of certain aspects of those corporate arrangements; and

          o Certain of the adjusted items represent significant non-cash charges in computing GAAP net income, which investors may find useful in excluding from operating results to evaluate comparable periods; and

          o The adjustment for deferred revenue under SOP 97-2 reverses the initial deferral and the subsequent recognition of deferred revenue related to a specific 36 month arrangement spanning


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               October 2003 - September  2006, as more fully  described below in the discussion of the use of non-GAAP operating revenue.

         Management recognizes that its use of non-GAAP net income, as with any non-GAAP financial measure, has various limitations, including the fact that many of the adjusted items may be a normally recurring expense for the company or may involve the actual use of cash. Nonetheless, management believes that this non-GAAP net income measures provide additional insight for investors into the operating results and business trends of the company. A reconciliation of non-GAAP net income to net income is included in the schedules to the press release filed with this report.

         Management also uses non-GAAP earnings per share, which is calculated as non-GAAP net income on a fully diluted per share basis. Management uses non-GAAP earnings per share for the same reasons that it uses non-GAAP net income and believes that non-GAAP earnings per share may be useful to investors for the same purposes as non-GAAP net income. The compensation committee has used non-GAAP earnings per share in evaluating the performance of management and in determining executive bonuses. A reconciliation of non-GAAP earnings per share to GAAP earnings per share is included in schedules to the press release filed with this report.

         Management also uses non-GAAP adjusted EBITDA as a non-GAAP performance measure. Management regularly reviews EBITDA as it assesses its current and prospective operating results, including anticipated operating results for acquired businesses. Management uses non-GAAP adjusted EBITDA (i) in its strategic planning for the company and (ii) in evaluating the results of operations of the company. The compensation committee has used non-GAAP adjusted EBITDA in evaluating the performance of management and in determining executive bonuses. Management calculates non-GAAP adjusted EBITDA as net income before interest/financing, taxes, depreciation, amortization, share-based compensation, and acquisition-related expenses, adjusted to include deferred revenue accounted for under SOP 97-2 in the period in which the services were provided and to exclude the revenue in the later period in which it was recognized.
 Management believes non-GAAP adjusted EBITDA is useful to management and may be useful to investors in evaluating the results of operations when comparing financial results for comparable periods for the following reasons:

          o Certain of the adjusted items can fluctuate significantly from period-to-period due in part to the timing of completion of major acquisitions, the timing of major refinancings (whether or not related to those acquisitions) and similar events. Management believes the adjustments to net income to account for these types of significant corporate arrangements may be useful to investors in comparing the results of operations of the company without the effect of certain aspects of those corporate arrangements;

          o Certain of the adjusted items represent non-cash charges to net income, which investors may find useful in excluding from operating results to evaluate comparable periods; and

          o Management believes the adjustment to include deferred revenue accounted for under SOP 97-2 in the period in which the services were provided and to exclude the revenue in the later period in which it was recognized is useful in computing adjusted EBITDA for the same reasons discussed below relating to the use of non-GAAP operating revenue.

         Management recognizes that its use of non-GAAP adjusted EBITDA has various limitations, including the fact that the adjusted items may be a normally recurring expense or may involve the actual use of cash. Nonetheless, management believes that this non-GAAP adjusted EBITDA measure provides additional insight for investors into the operating results and business trends of the company.


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         A reconciliation of non-GAAP adjusted EBITDA to net income is included in a schedule to the press release filed with this report.

         Management uses non-GAAP operating revenue to enhance the comparability of periods affected by the accounting for revenue under SOP 97-2 with respect to a specific 36 month Chapter 7 bankruptcy arrangement spanning October 2003 - September 2006. Throughout the 36 month fixed term of this arrangement the company provided services to clients and received ordinary course cash payments each month. Based on the structure of this arrangement, however, SOP 97-2 required the deferral of substantially all revenue from this arrangement to the final two quarterly periods. An aggregate deferral of $66.1 million of revenue was reported from the fourth quarter of 2003 through the first quarter of 2006, of which $60.1 million was recognized in the second quarter of 2006 and $6.0 million was recognized in the third quarter of 2006. Although revenue from the arrangement was deferred, under GAAP, the related costs were not deferred but rather recognized as incurred. This deferral of revenue, while required by GAAP, makes it difficult for management and investors to assess the comparability of financial results for periods affected by the deferral (and later recognition) of revenue from this arrangement. In the comparison of 2007 financial results to the comparable period 2006 financial results by management, the 2006 results were adjusted, as applicable, to include deferred revenue accounted for under SOP 97-2 in the period in which the services were provided and to exclude the revenue in the later period in which it was recognized. Similarly, the compensation committee excluded the recognition of previously deferred revenue in 2006 in determining whether management had satisfied financial objectives underlying executive incentive compensation arrangements in place for 2006.

         Management calculates non-GAAP operating revenue as operating revenue before reimbursed direct costs adjusted to include deferred revenue accounted for under SOP 97-2 in the period in which the services were provided and to exclude the revenue in the later period in which the deferred revenue is recognized. Management believes this reversal more readily allows comparability of quarters affected by the accounting for this specific arrangement to periods preceding and subsequent to that arrangement. Revenue for arrangements in periods prior to October 2003 and for the current arrangement, which began October 1, 2006, is recognized in the period the services are provided.

         The information in Item 2.02 of this report and in the exhibit attached hereto is not filed for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 or 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 2.02 and in the accompanying exhibit is not incorporated by reference into any filing with the SEC made by the registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing.



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Item 9.01.  Financial Statements and Exhibits.

       (c)  Exhibits.

       The following exhibit is filed as part of this report:

    Exhibit No.       Description
    -----------       -----------

       99.1 Epiq Systems, Inc. Press Release issued April 24, 2007, reporting quarter ended March 31, 2007 financial results.






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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       EPIQ SYSTEMS, INC.

Date:  April 24, 2007

                                       By:      /s/ Tom W. Olofson
                                           ------------------------------------
                                       Name:    Tom W. Olofson
                                       Title:   Chairman of the Board
                                                and Chief Executive Officer






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